Exhibit 10.3

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

SECURITIES AND EXCHANGE COMMISSION,	}
}
Plaintiff,	}
	}	02 Civ. 5776 (PKC)
v.	}
}
ADELPHIA COMMUNICATIONS CORPORATION et al.,	} }
}
Defendants.	}

FINAL JUDGMENT AS TO DEFENDANT
ADELPHIA COMMUNICATIONS CORPORATION

The Securities and Exchange Commission (“Commission”) having filed a Complaint and Defendant Adelphia Communications Corporation (“Defendant”) having entered a general appearance; consented to the Court’s jurisdiction over Defendant and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise, are permanently restrained and enjoined from violating, directly or indirectly, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) [15 U.S.C. § 78j(b)] and

Rule 10b-5 promulgated thereunder [17 C.F.R. § 240.10b-5], by using any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, in connection with the purchase or sale of any security:

(a)                                  to employ any device, scheme, or artifice to defraud;

(b)                                 to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

(c)                                  to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

II.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Defendant and Defendant’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise, are permanently restrained and enjoined from violating Section 17(a) of the Securities Act [15 U.S.C. § 77q(a)] in the offer or sale of any security by the use of any means or instruments of transportation or communication in interstate commerce or by use of the mails, directly or indirectly:

(a)                                  to employ any device, scheme, or artifice to defraud;

(b)                                 to obtain money or property by means of any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or

(c)                                  to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

III.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant, Defendant’s agents, servants, employees, attorneys, assigns, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise, are permanently restrained and enjoined from violating Section 13(a) of the Exchange Act and Rules 12b-20, 13a-l, and 13a-13 promulgated thereunder, by failing to file with the Commission factually accurate annual and quarterly reports and by failing to include in a statement or report such further material information as may be necessary to make the required statements, in light of the circumstances under which they are made not misleading.

IV.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Defendant, Defendant’s agents, servants, employees, attorneys, assigns, and all persons in active concert or participation with them who receive actual notice of this Partial Final Judgment by personal service or otherwise, are permanently restrained and enjoined from violating Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act by: (a) knowingly circumventing or knowingly failing to implement a system of internal accounting controls or knowingly falsifying any book, record or account described in Exchange Act Section 13(b)(2), and (b) directly or indirectly, falsifying or causing to be falsified, its books and records.

V.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that the Court does not impose upon Defendant disgorgement or a civil money penalty, on condition that Defendant make payment of $715 million to a victim’s restitution fund in accordance with the non-prosecution agreement dated April 25, 2005 between Defendant and the United States Attorneys Office for the Southern District of New York (appended hereto). In the event that Defendant does not make payment of $715 million in accordance with the non-prosecution agreement, this article V of the Final Judgment will be null and void.  Adelphia will be permitted to assert any and all factual and legal defenses as to its liability for disgorgement, civil monetary penalty, or other monetary relief in this action, notwithstanding Paragraph 10 of Adelphia’s Consent.

VI.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Defendant shall comply with all of the undertakings and agreements set forth therein.

VII.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter for the purposes of enforcing the terms of this Final Judgment.

VIII.

There being no just reason for delay, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, the Clerk is ordered to enter this Final Judgment forthwith and without further notice.

Dated:	May 26, 2005

/s/ P. Kevin Castel
UNITED STATES DISTRICT JUDGE